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                                                                 Exhibit 10.1.11

                                 August 31, 1999

Mr. Ralph Leverton
9137 N.W. McKenna Drive
Portland, OR   97229

RE:    SEPARATION AGREEMENT

Dear Ralph:

This letter, when signed by you, will constitute our Agreement regarding your separation from employment with "Pope & Talbot, Inc." (or the "Company").

Because of the subject of this letter, its tone necessarily is formal. However, on behalf of the Company, I want to express our appreciation for the contributions you have made during your employment. I also want to convey to you our best wishes for your future.

We have mutually agreed upon your resignation as Vice President Pulp Division from the Company effective July 31, 1999. Your separation will be recorded in your personnel file and communicated by management within the Company as a resignation.

The Company has agreed to provide you with the following:

o Three months of salary continuation starting on August 1, 1999 and ending on October 31, 1999. This salary continuation is for the purpose of you providing transition services as requested by me.

o Medical and dental benefits to continue through October 31, 1999 with Pope & Talbot or until your reside in Canada and are covered under the Harmac agreement, whichever occurs first.

o Club dues will continue through October 31, 1999 or until you reside in Canada and are covered under the Harmac agreement, whichever occurs first.

o Continued use of the vehicle through October 31, 1999 or until you reside in Canada and are covered under the Harmac agreement, whichever occurs first.

o We will notify immigration on October 31, 1999 that you are no longer with the company.


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Mr. Ralph Leverton
Separation Agreement
August 31, 1999
Page 2

o We will pay $2,500.00 towards the cost for Arthur Andersen to prepare your 1999 Canadian and U.S. tax returns.

o We will relocate you back to Vancouver, B.C. according to Pope & Talbot's Relocation Policy with modifications, of which you have a copy.

You acknowledge that the Company has no legal obligation to provide you with these separation/transition benefits except as part of this Agreement. These benefits are unique to you and your circumstances.

In consideration for these benefits, you release the Company, its officers, directors, employees, agents, and insurers, from any claims you might have, whether known or unknown to you at this time, in connection with your employment or your resignation. This release includes any claims you might have under applicable state, federal or local law dealing with employment, contract, wage and hour, tort, or civil rights matters, including, but not limited to applicable state civil rights or wage payment laws, Title VII of the Civil Rights Act of 1964, the Post-Civil War Rights Acts (42 USC (delta)(delta) 1981-1988), the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, the Vietnam Era Veterans Readjustment Assistance Act, the Worker Adjustment and Retraining Notification Act, Executive Order 11246, and any regulations under such laws. This release, however, does not affect any rights you might have for benefits under any applicable medical insurance, disability, workers compensation, unemployment compensation or retirement program, or the two attached letters (one from Harmac Pacific dated November 30, 1998 and one from Pope & Talbot, Inc. dated December 2, 1998).

You agree to hold confidential the terms of this separation Agreement, except to the extent that disclosure of its terms to your spouse, accountant, attorney and taxing authorities may be necessary for your financial or legal affairs or as may be required by law.

You acknowledge that this Separation Agreement contains the entire agreement between you and the Company regarding the terms of your separation from employment. You further acknowledge that you have been given at least 21 days to consider this agreement and discuss it with financial or legal counsel of your choice; and that you voluntarily sign it and agree to be bound by its terms. You understand that this Separation Agreement must be signed within 21 days after you receive it in order for you to be entitled to the benefits given under it. However, you may revoke the Separation Agreement by sending me a written statement to that effect within 7 days after you have signed it. Unless you revoke it, the Separation Agreement will be


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Mr. Ralph Leverton
Separation Agreement
August 31, 1999
Page 3

effective as of 7 days after you have signed it and the Company will then provide you with the benefits stated in the Separation Agreement.

If you wish to enter into this Separation Agreement, please sign the enclosed copy where indicated and return the copy to me.

Again, I thank you for all you have done for us during your employment and wish you every success in the future.

                                                         Sincerely,

                                                         Michael Flannery
                                                         Chairman &
                                                         Chief Executive Officer

BH:kmt
fl'rl899

Enclosure

I voluntarily agree to and accept the terms of this Separation Agreement.

----------------------------------------     -----------------------------------
Ralph Leverton                               Date Signed


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